          UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: December 6, 2011

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
        (Registrant's telephone number)

           (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

And

Item 8.01Other Events

AMR Corporation (AMR) is filing herewith a press release issued on December 6, 2011 by American Airlines (American), Inc. as Exhibit 99.1, which is included herein.  This press release was issued to announce key leadership changes at AMR and American that support the restructuring plan, including the announcement that Robert W. Reding, Executive Vice President – Operations of AMR and American, is retiring from both companies, effective December 31, 2012.  Additional details about his retirement and other leadership changes are included in the press release herein as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  December 6, 2011

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

99.1	Press Release

                CONTACT:                         Andrew Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Tuesday, Dec. 6, 2011

AMERICAN AIRLINES ANNOUNCES KEY LEADERSHIP CHANGES
SUPPORTING ITS RESTRUCTURING PLAN

Senior Leadership Team Streamlined and Reduced in Size

FORT WORTH, Texas – American Airlines today announced the retirements of two company officers, as well as a series of changes to the company’s global leadership team.

•	Robert W. Reding, Executive Vice President – Operations, will retire Dec. 31
–
James B. Ream is named Senior Vice President – Operations, assuming additional responsibility for Flight Operations, Operations Planning & Performance, Operations Finance & Planning, and the Safety, Security and Environmental Departments, in addition to his current role overseeing Maintenance & Engineering (M&E)

•	Mark L. Burdette, Vice President – Employee Relations, will retire Dec. 31
–	Denise Lynn, currently Vice President, Flight Service, will move to the role of Vice President – Employee Relations
•	Monte Ford, Senior Vice President and Chief Information Officer (CIO), has resigned effective Dec. 31
–	Maya Leibman, currently President of the AAdvantage® Loyalty Program, is promoted to Senior Vice President and CIO
•	Beverly Goulet is named Chief Restructuring Officer, in addition to her continuing role as Vice President – Corporate Development and Treasurer

“We are fortunate to have so many talented leaders to fill some big shoes during a very critical time,” said Tom Horton, Chairman and Chief Executive Officer of American Airlines. “The changes we're announcing today will ensure continuity in each role, while enabling us to broaden our team's experience and capabilities – something that will be important as we lead American through the restructuring and reaffirm its position of leadership in the global airline industry.”

Operations Leadership is Realigned
Robert W. Reding, Executive Vice President – Operations, will retire Dec. 31, after 12 years of service to the company. Reding, a 40-year veteran of the aviation industry, has served in a variety of senior leadership roles for American and American Eagle Airlines, including Chief Operations Officer for American Eagle. Reding previously served as Chief Executive Officer of Canadian Regional Airlines and Reno Air. Reding also served as Vice President of Flight Operations at Midway Airlines and held various senior management positions at Air Florida. He was an officer and pilot flight examiner with the U.S. Air Force and has accumulated 10,000-plus hours as a commercial pilot.
“I’ve had the distinct honor and pleasure to work with Bob for many years. He has demonstrated an unwavering commitment to American and its employees, and we have benefitted from his counsel, insight and wisdom throughout a very difficult and challenging decade with the company,” said Horton.
Reding’s role will not be filled. Instead, some of his responsibilities will be assumed by James B. Ream, who is named Senior Vice President – Operations. Effective upon Reding’s retirement in December, Ream will take over additional responsibility for the Flight Operations, Operations Planning & Performance, Operations Finance & Planning, and Safety, Security and Environmental departments, in addition to his role overseeing M&E. Ream will report directly to Horton. Tom Del Valle, Senior Vice President – Airport Services, currently reporting to Reding, also will report to Horton.
“Under Jim’s guidance, we’ve begun retooling many aspects of our M&E organization, making it a smarter, more efficient operation that is grounded in a rigorous culture of safety," said Horton. “We have much work to do as we continue strengthening our domestic and global network, and begin implementing our transformational fleet strategy. We’re confident Jim can tackle these challenges head-on while ensuring the safe operation of our 3,300 daily flights worldwide.”

Burdette Retires; Lynn Takes On Crucial Role Overseeing Employee Relations
Also retiring Dec. 31 is Mark L. Burdette, a 20-year veteran of American who most recently served as Vice President – Employee Relations (ER). Burdette has had an extensive career in the ER organization, holding a variety of strategic positions. He has served as primary liaison between the airline and the Allied Pilots Association, which represents American's pilots, and served as point person between the airline and the company’s ground workers.
Horton said, “Mark has led many successful union negotiations over the years. His wealth of experience and his collaborative approach to bargaining made him a great asset to the company.”
Replacing Burdette is Denise Lynn, who is named Vice President – Employee Relations. Lynn will lead an ER team responsible for relations with all of American’s employee groups. Lynn will provide support to American’s 74,000 employees, as well as lead collective bargaining efforts with the company’s unionized work groups.
“Denise is a real ‘people person’ and a great leader who has a deep commitment to developing people and creating a respectful and productive working environment,” said Horton.

Appointment Ensures Smooth Transition of American’s IT Operations
Separately, Monte Ford, Senior Vice President and CIO, has resigned effective Dec. 31. Widely regarded as a leader in the field of information technology (IT), Ford has been honored by many publications and technology industry organizations for his insight and accomplishments. According to Horton, Ford joined American at a time when the airline needed to regain its position as a technological leader in business.
“Since joining American in 2001, Monte has been relentlessly focused on restoring American to the forefront of technological innovation, and he’s made it happen. Monte’s commitment to customer-enabling technology and persistent motivation to see that technology effectively implemented in our business will have a lasting effect,” said Horton. “Monte is a visionary and it’s understandable that – having accomplished what he set out to do – he’s ready to move on to another technology turnaround challenge worthy of the specialized expertise and dedication he has to offer.”
Succeeding Ford is Maya Leibman, who is promoted to Senior Vice President and CIO. In her new role, Leibman will lead the company’s IT strategy and operations, including the continued deployment of next-generation technology to improve customer service and efficiency. She will report to Horton.
“Maya’s diverse experience with American, coupled with her enthusiasm for tackling tough challenges and her insatiable appetite for innovation make her the perfect candidate to lead our IT organization,” said Horton. “Maya brings a unique perspective to the CIO role, having worked so closely with American’s best customers in her position as President of AAdvantage. She is both passionate about our customers and experienced in leveraging technology to serve them best.”

Goulet to Spearhead Restructuring Efforts
In a related announcement, American named Beverly Goulet Chief Restructuring Officer (CRO), a role she will serve in addition to her current position as Vice President – Corporate Development and Treasurer. As CRO, Goulet will head the development and implementation of the company’s restructuring efforts, including procedures and processes designed to immediately improve the core business, as well as cohesive strategies aimed at ensuring the long-term survival and success of American. Goulet will continue reporting to Chief Financial Officer Bella Goren.
“Bev’s experience handling complex, business-critical transactions during the past 18 years made her selection as CRO an easy one,” said Horton. “While restructuring will help us to improve our financial position and make us more competitive, it will require an unprecedented level of coordination across functional and geographic areas of our business. Bev understands this and has the focused intensity and leadership skills necessary to get the job done right.”

Biographical Data

James B. “Jim” Ream, Senior Vice President – Operations: Ream joined American in 2010 as Senior Vice President of Maintenance & Engineering, responsible for all of American's maintenance operations worldwide. Previously, he was Chief Executive Officer of ExpressJet, a company with 244 aircraft flying under the Continental Express brand, as well as corporate and charter flights. Prior to that, Ream served as President and Chief Operating Officer for Continental Express Airlines. From 1987 to 1995, Ream worked at American Airlines in various positions of increasing responsibility in the corporate purchasing, financial planning, capital planning, and finance groups. Ream served in the U.S. Army as a helicopter mechanic and crew chief. He earned an associate of science degree in Aviation Maintenance and holds FAA certificates as an Airframe & Powerplant mechanic and private pilot. He earned a BBA degree from San Diego State University and a MBA degree from Northwestern University.

Maya Leibman, Senior Vice President and Chief Information Officer: Leibman has been President of the AAdvantage Loyalty Program since 2010. Prior to that, she served as Vice President – Information Technology Services (ITS). During her time in ITS, Leibman managed the deployment of the Self-Service and Curbside Check-In systems, which handle more than 70 percent of American’s daily flight check-ins and together are responsible for over $100 million in operational savings for the airline. Leibman also led the development of a new real-time Passenger Service System, which serves as the technical foundation for Reservations, Airport, Revenue Management, Sales and other critical AA business functions. Leibman joined American in 1994 and has served in a variety of roles in the Revenue Management, Interactive Marketing and Employee Technology departments. Leibman earned a BA degree from the University of Chicago and an MBA degree from the University of California, Berkeley.

Denise Lynn, Vice President – Employee Relations: Lynn assumes this role after having served as Vice President, Flight Service, overseeing American’s 17,000 flight attendants, as well as having been Vice President, Diversity and Leadership Strategies for American. Previously, Lynn was Vice President, People for American Eagle Airlines, where she was responsible for all human resources and labor matters for the regional airline. She joined American in 1989 as a financial analyst and quickly moved to the Human Resources department, where she held various benefits and productivity planning, analysis and management roles. Prior to joining American, Lynn was a consultant to Dallas Area Rapid Transit (DART) on the redesign of its bus network. Lynn is a member of the Board of Directors of the American Airlines Federal Credit Union, and the Board of Trustees of Paul Quinn College, a historically black college located in Dallas. Lynn graduated from the University of Bath in England with a BS degree in Economics.

Beverly Goulet, Vice President-Corporate Development and Treasurer and Chief Restructuring Officer (CRO): Goulet has served as Vice President-Corporate Development and Treasurer since June 2002, a role in which she is responsible for American’s debt and equity financings, derivatives programs including fuel hedging, banking, corporate insurance and risk management, and fleet transactions. She is also responsible for American’s corporate development initiatives including mergers, acquisitions, divestitures, and strategic investments. Goulet is responsible for arranging approximately $12 billion in financings for American since 2009, and was instrumental in the $500 million sale of American Beacon in 2008 and the 2000 spin-off of The Sabre Group. Prior to joining American in 1993, Goulet practiced corporate and securities law in Dallas for 13 years. She earned both BA and JD degrees from the University of Michigan.

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. (NYSE: AMR).

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Current AMR Corp. news releases can be accessed at http://www.aa.com